Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Philip Morris International, Inc. of our report dated February 6, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Philip Morris International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PRICEWATERHOUSECOOPERS SA
PricewaterhouseCoopers SA
Lausanne, Switzerland
December 29, 2025

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